                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made this 5th day of May, 1995, by and between McDonnell Douglas Corporation, a Maryland corporation ("MDC"), and Edward C. Bavaria ("ECB"), currently a resident of Cincinnati, Ohio.

                                    RECITALS

     A. MDC is engaged in the aerospace business, which includes Douglas Aircraft Company, an unincorporated business unit engaged principally in the manufacturing, marketing, and sale of commercial aircraft ("DAC").

     B. MDC desires to employ ECB as the Deputy President of DAC and ECB desires to be so employed by MDC, all upon the terms and conditions set forth herein.

                                    AGREEMENT

             In consideration of the foregoing, the representations, warranties and covenants herein contained, and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows:

     1. Employment. MDC agrees to employ ECB as Deputy President of DAC, and ECB agrees to be so employed during the term of this Agreement, upon the terms and conditions hereinafter set forth.

     2. Duties. During the term of this Agreement, ECB shall diligently and faithfully carry out his duties as Deputy President of DAC, which duties shall include: (a) primary responsibility for the marketing and sales of MD-80/90 and MD-11 aircraft, and the successful launching of the MD-95 aircraft program; (b) performance of additional duties as may be assigned by the DAC President, the MDC Chief Executive Officer ("CEO") or the MDC Board of Directors ("Board"); (c) devoting his full-time and best efforts to performing his duties hereunder to the best of his abilities and in manner consistent with MDC standards and policies; and (d) such other duties as are appropriate for an employee holding the position of Deputy President of DAC.

     3. Term of Employment. Employment of ECB pursuant to this Agreement by MDC shall commence on May 15, 1995 and, unless terminated earlier as provided for herein, shall terminate on August 14, 1997.

     4. Place of Performance. In connection with ECB's employment hereunder, ECB is to be based at the principal executive offices of DAC, currently located in Long Beach, California, except for required travel on DAC business. DAC shall furnish ECB with office space, stenographic and secretarial assistance and such other facilities, equipment, and services as are suitable to ECB's position at DAC and as are adequate for the performance of his duties hereunder.

     5. Compensation. As full consideration for all services ECB renders to MDC hereunder, MDC shall compensate ECB in the following manner:

               A. Annual Salary. MDC shall pay ECB an annual base salary hereunder of $400,000, payable in equal weekly installments or at such other intervals as may be agreed upon by MDC and ECB, plus targeted annual incentive compensation determined in accordance with MDC's Performance Sharing Plan ("PSP") formula. The actual amount of earned incentive compensation shall be based on ECB's and DAC's achievement of performance goals and performance factors set in accordance with the PSP; provided, however, that (i) earned incentive compensation shall not be less than $400,000 per annum; and (ii) base and incentive compensation in each calendar year shall be prorated for the period of employment during such year. A copy of the PSP is attached to this Agreement as Exhibit A and is incorporated herein by this reference.

               B.  Long-Term  Incentive   Compensation.   Years-of-Service-based
          restricted stock ("Restricted Stock") to be granted effective as of the commencement date of employment, with vesting as follows:

                    i. 6,000 shares on August 15, 1997, and an additional  6,000 shares on August 15, 1998.

                    ii. All  Restricted  Stock shall be granted and issued under the terms of the MDC 1994 Performance and Equity Incentive Plan ("PEIP") (including agreements to be issued pursuant to the terms thereof), and ECB's participation thereunder shall continue as long as such plan remains in effect, with participation on the same basis as other corporate officers in any future incentive compensation or other bonus plan covering MDC's executive employees. A copy of the PEIP is attached to this Agreement as Exhibit B and is incorporated herein by this reference. Notwithstanding the foregoing, the Long-Term Incentive Compensation in this Section 5.B. is intended to be the total long-term incentive compensation of ECB during his employment with MDC. Additional long-term incentive awards to ECB, if any, will be granted at the sole discretion of the MDC Management Succession and Compensation Committee ("Compensation Committee").

                    iii. In the event ECB's  employment by MDC terminates  prior to August 14, 1997, the number of shares of Restricted Stock to be received by ECB shall be determined as follows:

                         (a) If ECB voluntarily  terminates his  employment,  or
                    his   employment   is  terminated  by  MDC  for  "cause"  in
                    accordance with Section 6.A., all rights to receive Restricted Stock will terminate.

                         (b) If ECB's  employment  is  terminated as a result of
                    his death or incapacity (as determined in accordance with Section 6.E.), the MDC Compensation Committee in its sole discretion will determine the reduction, if any, to the number of shares of Restricted Stock, but the number will not be less than pro rata to the length of his employment to the term of this Agreement, payable in equal installments on each of the scheduled vesting date(s).

                         (c) If ECB breaches the  noncompete or  confidentiality
                    provisions of Section 7 or 8 after termination of this Agreement, any shares of Restricted Stock upon which restrictions have not yet lapsed prior to such breach shall terminate.

                         (d) If this  Agreement is terminated by ECB for "cause"
                    in accordance with Section 6.B., the Restricted Stock shall vest and be payable in equal installments on each of the selected vesting dates.

          C. Hiring Bonus: Within one week of the execution of this Agreement, ECB shall receive from MDC a hiring bonus of $50,000.

          D. Sales of Residences.

               i. ECB may place his Cincinnati residence for sale. If not sold by August 31, 1995, MDC shall provide third-party home sale assistance. (See Exhibit C attached hereto, Third-Party Home Sale Assistance Program, which is incorporated herein by this reference.)

               ii. In the event ECB purchases a residence in Long Beach, California during the term of this Agreement, upon termination of ECB's employment by MDC for any reason other than for "cause" in accordance with Section 6.A., ECB may place his Long Beach, California residence for sale. If not sold within six (6) months of such termination of employment, MDC shall provide third-party home sale assistance of the same type and scope as provided for in Exhibit C.

          D. Transfer and Travel Allowances. During the term of this Agreement:

               i. MDC shall reimburse ECB for all reasonable out-of-pocket costs incurred by him in moving his residence from Cincinnati, Ohio to Long Beach, California.

               ii. MDC shall reimburse ECB for all reasonable out-of-pocket costs incurred by him in moving his residence from Long Beach, California to Sarasota, Florida upon termination of ECB's employment with MDC for any reason other than for "cause" in accordance with
          Section 6.A.

               iii. MDC shall reimburse ECB for all reasonable out-of-pocket air travel to and from his home in Sarasota, Florida, as needed, with reimbursed trips not to exceed six round trips per year.

          E. Other Benefits. ECB shall be entitled during the term of this Agreement to:

               i. enjoy certain personal benefits provided by MDC, including reimbursement in full of all first-class travel for business purposes; reimbursement for all first-class business travel for ECB's wife, when necessary or appropriate as determined by the DAC President or the CEO; and reimbursement of reasonable out-of-pocket entertainment expenses reasonably incurred by ECB in performance of his duties hereunder;

               ii.   receive  such  employee   benefits   customary  for  senior
          executives and officers of MDC, on the same terms and conditions as generally made available to such executives, including:

               (a) health insurance (to include family coverage, if customary);
               (b) life, accident, and disability insurance;
               (c) coverage under directors and officers liability insurance;
               (d) corporate  indemnification  as  available  for other  senior management and officers;
               (e) business expense reimbursement;
               (f) business and/or social club memberships (non-golf); and
               (g) participation in pension and savings plans.

               iii. three weeks of fully paid vacation during each calendar year at a time or times selected by ECB, exclusive of the week off between Christmas and New Year's; and

               iv. those holidays designated by MDC during which MDC's normal business operations are closed.

     6. Termination. The employment of ECB hereunder by MDC may be terminated under the circumstances set forth below.

          A. Cause. MDC may terminate ECB's employment hereunder for cause as determined in the sole discretion of the MDC CEO or the MDC Board. For purposes hereof, "cause" is defined as gross neglect of duty, substantial inability or failure by ECB to perform his duties and responsibilities, failure to pass a drug-screening test, or material breach of this Agreement by ECB. In the event of termination by MDC for cause, ECB will have no further entitlements (other than those that may have previously vested under any employee benefit programs).

          B. Termination for Convenience. MDC may terminate this Agreement for convenience at any time. In such event, ECB shall be entitled to one year of compensation (base salary plus incentive compensation as determined in accordance with Section 5.A.) and benefits, except if termination for convenience occurs in the final year of this Agreement, such compensation shall continue to be paid only to the end of the original term.

          C. For Cause by ECB. ECB is entitled to terminate this Agreement for cause in the event of a material breach of this Agreement by MDC. In such event, ECB will be entitled to continuance of compensation, plus all other benefits as if MDC had terminated him for its convenience.

          D. For Convenience by ECB. ECB is entitled to terminate this Agreement for convenience at any time. In such event, ECB will have no further entitlements, except those that may have previously vested under any employee benefit programs.

          E. Incapacity. "Incapacity" shall mean ECB's inability to perform the essential functions of his duties hereunder for health reasons for three months in any twelve-month period. In the event of ECB's incapacity, MDC shall continue to make payments to him hereunder to the end of the month in which incapacity shall be deemed by MDC to have occurred. ECB's compensation during any period of incapacity prior to the effective date of such termination is to be the amounts payable to him hereunder. ECB is not entitled to any further compensation from MDC for any period subsequent to the effective date of such termination.

          F. Death. If ECB dies during the term of this Agreement, MDC shall pay to ECB's estate the compensation that would otherwise be payable to ECB up to the end of the month in which his death occurs. Such payment is in addition to payments received from, and does not preclude ECB or his heirs from participating in, MDC's accidental death, life insurance and similar plans in accordance with the terms of such plans. MDC's obligations to pay ECB additional compensation hereunder terminates at such time as MDC complies with its obligations under this Section.

     7. Noncompete.

          A. ECB agrees that during the three (3) year period beginning on the date of termination of his employment with MDC for any reason, ECB may not, either individually or with or through an affiliate of ECB, undertake any employment or perform any services for any other aircraft manufacturer which competes substantially with MDC where ECB's responsibilities would be similar to his responsibilities at MDC.

          B. Because of the potential compensation to be paid to ECB and his duties and responsibilities under this Agreement, ECB agrees that the provisions of Section 7.A. are reasonable and necessary to protect MDC.

     8. Confidential Information.

          A. Immediately upon ECB's termination of employment, ECB is to deliver to the DAC President or the CEO all materials and things relating to ECB's employment by MDC, including any and all materials and things embodying any of the confidential information described in Section 8.B. ECB may neither retain any copies or reproductions thereof nor deliver any such materials and things or copies or reproductions thereof to any third person.

          B. ECB acknowledges that, in the course of his employment with MDC, he will become acquainted with confidential and proprietary information of MDC. ECB agrees that he will not, without the prior written consent of MDC, disclose or make any use of such confidential or proprietary information except in the ordinary course of his employment with MDC or except as may be requested by MDC or otherwise be required by applicable law.

          C. During the term of his employment with MDC, and for a period of five years thereafter, ECB will not disclose or otherwise provide information or documents of a confidential or proprietary nature (other than in the ordinary course of employment with MDC) to any person regarding MDC (i) without the prior written consent of MDC (which consent may be granted or withheld by MDC in MDC's sole discretion), (ii) except to regulatory officials having jurisdiction over ECB, or (iii) except as required by law or legal process or in connection with any legal proceeding to which ECB is a party or is otherwise subject. In any event, ECB will immediately notify the CEO of any and all requests or demands for such information or documents. This Section applies to all information and documents regarding MDC, whether or not the same is confidential.

          D. ECB's right to receive payments to be made to him under Section 5 hereof shall immediately terminate on any breach by ECB of the terms and conditions of Section 7 or 8 hereof.

     9. Amendment and Modification. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

     10. Approvals and Consents. If any provision hereof requires the approval or consent of any party to any act or omission, such approval or consent is not to be unreasonably withheld or delayed except as set forth herein.

     11. Assignments. No party may assign or transfer any of its rights or obligations under this Agreement to any other person without the prior written consent of the other parties.

     12. Captions. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     13. Counterpart Facsimile Execution. For purposes of executing this Agreement, a document signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

     14. Counterparts. This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

     15. Entire Agreement. This Agreement and all of the exhibits and schedules attached to this Agreement constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

     16. Failure or Delay. No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

     17. Further Assurances. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

     18. Governing Law. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within California, without regard to choice or conflict of laws rules.

     19. Legal Fees. Except as otherwise provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the party incurring such costs and expenses. In the event any party brings suit to construe or enforce the terms hereof, or raises this Agreement as a defense in a suit brought by another party, the prevailing party is entitled to recover its attorneys' fees and expenses.

     20. Notices. All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (a) when delivered in person, (b) three days after deposited in the United States mail, first class postage prepaid, (c) in the case of telegraph or overnight courier services, one business day after delivery to the telegraph MDC or overnight courier service with payment provided for, or (d) in the case of telex or telecopy or fax, when sent, verification received, in each case addressed as follows:

        (i)    if to MDC:

               Harry C. Stonecipher, President & Chief Executive Officer McDonnell Douglas Corporation
               Mailcode:  100 1060
               P.O. Box 516
               St. Louis, MO 63166
               Fax #:  (314) 234-8296

               with a copy to:

               F. Mark Kuhlmann, Sr. Vice President-Administration & General Counsel
               McDonnell Douglas Corporation
               Mailcode:  100 1240
               McDonnell Douglas Corporation
               P.O. Box 516
               St. Louis, MO 63166
               Fax #:  (314) 233-7958

        (ii)   if to ECB:

               Edward C. Bavaria                  (and)  Edward C. Bavaria
               4083 Shell Road                           8625 Pipewell Lane
               Sarasota, FL  34242                       Cincinnati, OH  45243
               Fax #:  (813) 346-8402                    Fax #:  (513) 791-1415

               with a copy to:

               John W. Beatty, Esq.
               Dinsmore & Shohl
               1900 Chemed Center
               255 East Fifth Street
               Cincinnati, Ohio 45202
               Fax #:  513-977-8267

or to such other address as any party may designate by notice to the other party in accordance with the terms of this Section.

     21. Remedies Cumulative. Each and every right granted hereunder and the remedies provided for under this Agreement are cumulative and are not exclusive of any remedies or rights that may be available to any party at law, in equity, or otherwise.

     22. Rules of Construction. Unless the context of this Agreement clearly requires otherwise: (a) references to the plural include the singular and vice versa; (b) references to any person include such person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (c) references to one gender include all genders; (d) "including" is not limiting; (e) "or" has the inclusive meaning represented by the phrase "and/or"; (f) the words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (g) article, section, subsection, exhibit and schedule references are to this Agreement unless otherwise specified; (h) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (i) references to any applicable law means such applicable law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, unless the effect thereof is to reduce, limit or otherwise prejudicially affect any obligation or any right, power or remedy hereunder, in which case such amendment, modification, codification or reenactment will not, to the maximum extent permitted by applicable law, form part of this Agreement and is to be disregarded for purposes of the construction and interpretation hereof.

     23. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     24. Specific Performance and Injunctive Relief. ECB recognizes that, if he fails to perform, observe or discharge any of its obligations under Sections 7 or 8 of this Agreement, no remedy at law will provide adequate relief to the other parties. Therefore, MDC is hereby authorized to demand specific performance of this Agreement, and is entitled to temporary and permanent injunctive relief, in a court of competent jurisdiction at any time when ECB fails to comply with any of such provisions of this Agreement. To the extent permitted by applicable law, ECB hereby irrevocably waives any defense that it might have based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance or injunctive relief.

     25. Resolution of Disputes.

          A. Except as permitted by Section 24 hereof, any controversy, dispute or claim arising out of: (1) the interpretation, performance or alleged breach of this Agreement; (2) the employment relationship between MDC and ECB, or the termination of such employment relationship; (3) any alleged breach by MDC of any statute ("statute") affecting ECB's rights; or (4) any other controversy, dispute or claim that ECB may have against MDC or any of its agents or representatives, shall be resolved by final and binding arbitration, at the request of either party, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association ("Rules"). A copy of the Rules are attached as Exhibit D. An arbitrator who decides any such dispute shall have the right to impose all remedies provided by law, and shall enforce all statutes of limitations provided by law. To the extent permitted by law, the prevailing party shall be entitled to recover its attorneys' fees and legal costs in such arbitration proceeding.

          B. MDC and ECB agree to share equally the fees and costs of arbitration; provided, however, the arbitrator shall have the discretion to relieve ECB of such fees if the arbitrator determines that the payment of ECB's share of the fees would impose an extreme financial burden on ECB.

          C. For purposes of this Section, "statute" includes any federal, state or other governmental regulation, or ordinance, which prohibits discrimination on the basis of age, ancestry, color, gender, marital status, mental or physical disability or medical condition, pregnancy, national origin, race, religion, or sexual orientation. The term "statute" also refers to any federal, state or other governmental statute, regulation or ordinance which prohibits retaliation because of: (1) the taking of leave for family care, medical care, jury duty, and military duty; or (2) the assertion of rights under any statutes which prohibit discrimination or govern insurance or retirement rights.

     26. Successors and Assigns. All provisions of this Agreement are binding upon, inure to the benefit of, and are enforceable by or against, the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

     27. Third-Party Beneficiary. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under, or because of the existence of, this Agreement.

     28. Waiver of Jury Trial. Each party waives the right to a trial by jury.

         PLEASE READ THIS AGREEMENT CAREFULLY. BY SIGNING IT YOU ARE AGREEING TO FINAL AND BINDING ARBITRATION OF ANY AND ALL DISPUTES BETWEEN YOU AND MDC INCLUDING, WITHOUT LIMITATION, DISPUTES RELATING TO THIS AGREE-MENT, YOUR EMPLOYMENT WITH MDC AND THE TERMINATION THEREOF, AND CLAIMS OF DISCRIM-INATION AND HARASSMENT.


                          MCDONNELL DOUGLAS CORPORATION


                                        By:  /s/ Harry C. Stonecipher
                                             ----------------------------------
                                             Harry C. Stonecipher
                                             President & Chief Executive Officer

                                             EMPLOYEE:

                                             /s/ Edward C. Bavaria
                                            -----------------------------------
                                            Edward C. Bavaria

                                INDEX TO EXHIBITS

Exhibit A     McDonnell Douglas Corporation Performance Sharing Plan, as
              amended and restated as of 5 March 1996.
              - Incorporated by reference to Exhibit 10(e) to the Company's
                Annual Report on Form 10-K for the year ended December 31, 1995.

Exhibit B     McDonnell Douglas Corporation 1994 Performance and Equity
              Incentive Plan.
              - Incorporated by reference to Exhibit 4(a) to the Company's
               Registration Statement on Form S-8, Commission File No. 33-56129, filed with the Commission on October 21, 1994.

Exhibit C    Third-Party Home Sale Assistance Program. This exhibit is omitted.
             (The Company agrees to furnish supplementally a copy of this exhibit to the Commission upon request.)

Exhibit D    Employment Dispute Resolution Rules of the American Arbitration
             Association. This exhibit is omitted. (The Company agrees to furnish supplementally a copy of this exhibit to the Commission upon request.)